UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2018

SIGMA LABS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol, Santa Fe, New Mexico 87507
(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (505) 438-2576

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01Other Events.

On January 8, 2018, Sigma Labs, Inc. (the "Company") issued a press release announcing that it has filed a preliminary proxy statement with the Securities and Exchange Commission ("SEC") in connection with a planned special meeting of stockholders to authorize an amendment to the Company's Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock of the Company from 7,500,000 to 15,000,000 (the "Amendment"). The date of the special meeting will be announced in a definitive proxy statement to be mailed to stockholders and filed with the SEC.

Attached hereto as Exhibit 99.1, and incorporated herein by reference, is a copy of the press release.

Other Information

The Company and its directors, executive officers and advisors may be deemed to be participants in the solicitation of proxies in connection with the proposed Amendment to be considered at the special meeting of stockholders. Stockholders may obtain additional information regarding the interests of those participants by reading the Company's preliminary proxy statement filed on January 8, 2018 and, when they become available, the Company's definitive proxy statement and other definitive proxy materials, and the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q, as filed with the SEC.

The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed Amendment. Stockholders may obtain free copies of the preliminary proxy statement and the Company's other SEC filings electronically by accessing the SEC's home page at http://www.sec.gov. Copies can also be obtained, free of charge, upon written request to Sigma Labs, Inc., Attn: Corporate Secretary, 3900 Paseo del Sol, Santa Fe, New Mexico 87507.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Press Release of Sigma Labs, Inc. issued on January 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 8, 2018	SIGMA LABS, INC.

By:/s/ John Rice
Name:John Rice
Title:Interim Chief Executive Officer